UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2019, Apollo Endosurgery, Inc. closed the previously announced issuance and sale of $20.0 million aggregate principal amount of our 6.0% Convertible Debentures due 2024, or the Notes, pursuant to the Securities Purchase Agreement, dated August 7, 2019, or the Purchase Agreement, by and among us and certain purchasers named therein, or the Purchasers. We refer to the issuance and sale of the Notes herein as the Financing. Upon the closing, we received net proceeds of approximately $18.7 million after deducting placement agent and escrow agent fees and expenses.

As previously disclosed in connection with the Financing, on August 7, 2019, we entered into (i) a registration rights agreement with the Purchasers, or the Registration Rights Agreement, and (ii) the second amendment, or the Amendment, to the loan and security agreement with Solar Capital, Ltd., or the Loan Agreement.

Descriptions of the Purchase Agreement, the Registration Rights Agreement and the Amendment were included in our Current Report on Form 8-K dated August 7, 2019. Copies of the Purchase Agreement, Registration Rights Agreement and the Amendment are filed as exhibits to this Current Report on Form 8-K, which copies are incorporated by reference herein.

We are filing a copy of the Purchase Agreement to provide security holders with information regarding its terms. It is not intended to provide any other factual information about us. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Financing and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Convertible Debentures and Subsidiary Guarantee

The Notes are our senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including the term loan facility under the Loan Agreement; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

Interest on the Notes will be payable semi-annually in shares of our common stock on January 1 and July 1 of each year, beginning on January 1, 2020, at a rate of 6.00% per year and based on the average volume-weighted average price, or VWAP, of our common stock for the 10 consecutive trading days immediately preceding the applicable interest payment date. However, interest will be paid in-kind on such interest payments dates if (i) the average VWAP of our common stock for the 10 consecutive trading days immediately preceding such interest payment date is less than $2.50 per share, (ii) the conditions set forth in the Notes for delivery of shares of our common stock upon conversion have not been met at such time, or (iii) we are unable to deliver shares of our common stock upon conversion to a holder’s account with The Depository Trust Company at such time. The Notes will mature on August 12, 2024 unless earlier converted or repurchased in accordance with their terms.

The Notes are convertible, at the option of the holders, into shares of our common stock at an initial conversion price of $3.25 per share, subject to adjustment. If the VWAP of our common stock has been at least $9.75 (subject to adjustment) for at least 20 trading days during any 30 consecutive trading day period, we may force the conversion of all or any part of the outstanding principal amount of the Notes, accrued and unpaid interest and any other amounts then owing, subject to certain conditions.

The Notes include customary terms and covenants, including certain events of default, after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)
any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a holder on any Note, as and when the same becomes due and payable which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five trading days;

(2)	we fail to observe or perform any other covenant or agreement contained in the Notes or the other Financing documents,

which failure is not cured, if possible to cure, within twenty trading days after notice of such failure sent by any holder to us;

(3)	any representation or warranty made or delivered to any holder is untrue or incorrect in any material respect as of the date when made or deemed made;

(4)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries;

(5)
we or any of our significant subsidiaries default on any of our obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money that (A) involves an obligation greater than $500,000, and (B) results in such indebtedness becoming or being declared due and payable (after the expiration of all applicable grace periods) prior to the date on which it would otherwise become due and payable, and such acceleration has not been rescinded or annulled, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by holders of at least 25% of the Notes;

(6)
our common stock is not eligible for listing or quotation for trading on certain stock exchanges and trading markets (as defined in the Notes) and is not eligible to resume listing or quotation for trading thereon within five trading days;

(7)	we are party to certain change of control transactions (as defined in the Notes);

(8)	we fail for any reason to deliver shares of our common stock to a converting holder prior to the tenth trading day after the applicable required delivery date; or

(9)
any monetary judgment, writ or similar final process has been entered or filed against us or any of our significant subsidiaries for more than $750,000 (excluding any amounts covered by insurance), and such judgment, writ or similar final process remains unvacated, unbonded or unstayed for a period of 60 calendar days.

Pursuant to the Subsidiary Guarantee entered into on August 12, 2019, or the Subsidiary Guarantee, by each of our subsidiaries that is a party to the Loan Agreement, the obligations under the Notes and the other transaction documents are guaranteed by each of our existing and future subsidiaries that is a party to the Loan Agreement.

Copies of the form of Note and the Subsidiary Guarantee are filed as exhibits to this Current Report on Form 8-K, which copies are incorporated by reference herein. The foregoing descriptions of the Notes and the Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Pre-funded Warrant and Share Cancellation

As previously disclosed, on August 7, 2019, we agreed to issue a pre-funded warrant, or the Warrant, to purchase up to 1,000,000 shares of our common stock, at an exercise price of $0.001 per share, to an existing stockholder in exchange for the concurrent retirement of 1,000,000 outstanding shares of common stock held by such stockholder. On August 12, 2019, we consummated the exchange and issued the Warrant to the existing stockholder. We did not pay any cash consideration to such stockholder in this transaction. Such stockholder also purchased Notes in the Financing.

The Warrant may be exercised at any time until the Warrant is exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would beneficially own more than 9.99% of the outstanding common stock in the aggregate immediately after exercise.

Upon any exercise of the Warrant, in lieu of paying the aggregate exercise price in cash to us, the holder of the Warrant may elect to receive the net number of shares of common stock determined according to a formula set forth in the Warrant.

Upon the consummation of a fundamental transaction, as described in the Warrant and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, any unexercised portion of the Warrant will automatically be net exercised as described above immediately prior to the consummation of such fundamental transaction, following which the Warrant will immediately terminate.

A copy of the Warrant is filed as an exhibit to this Current Report on Form 8-K, which copy is incorporated by reference herein. The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant filed as an exhibit hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Convertible Debentures and Subsidiary Guarantee” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 3.02.

We issued and sold the Notes in reliance on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the Notes to be purchased by them will be acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

We issued the Warrant in reliance on the exemption from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof.

The issuance and sale of the Notes and the Warrant, and the shares of common stock underlying the Warrant, have not been, and such securities will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. Pursuant to Section 2 of the Registration Rights Agreement, we are required to file one or more registration statements with the Securities and Exchange Commission, or the SEC, within 30 days of the date of the Registration Rights Agreement to cover the resale of the shares of our common stock that are issuable to the Purchasers upon any conversion of the Notes.

Item 7.01 Regulation FD Disclosure.

On August 12, 2019, we issued a press release announcing the closing of the Financing.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by us, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Document
4.1	Form of 6.0% Convertible Debenture due 2024
10.1#	Securities Purchase Agreement, dated as of August 7, 2019, by and among Apollo Endosurgery, Inc. and the purchasers named therein.
10.2	Registration Rights Agreement, dated as of August 7, 2019, by and among Apollo Endosurgery, Inc. and the purchasers named therein.
10.3
Subsidiary Guarantee, dated as of August 12, 2019, issued by Apollo Endosurgery International, LLC, Apollo Endosurgery Costa Rica S.R.L., Apollo Endosurgery US, Inc., Lpath Therapeutics Inc. and Apollo Endosurgery UK Ltd.

10.4	Pre-funded Warrant, dated as of August 12, 2019, issued by Apollo Endosurgery, Inc.
10.5
Second Amendment, dated August 7, 2019, to the Loan and Security Agreement, dated March 15, 2019, by and among Apollo Endosurgery, Inc., Solar Capital, Ltd., the guarantors party thereto, and the lenders.

99.1	Press Release, dated August 12, 2019.

#
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Apollo Endosurgery, Inc. hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	August 16, 2019
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer